   As filed with the Securities and Exchange Commission on February 24, 2000


                                                      Registration No. 333-95561

================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ___________

                                Amendment No.1
                                      to
                                   FORM S-4

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                  ___________

                        CHICAGO MERCANTILE EXCHANGE INC.
             (Exact name of registrant as specified in its charter)

                                  ___________

            Delaware                                         6231                               36-4340266
(State or other jurisdiction of                   (Primary Standard Industrial               (I.R.S. Employer
incorporation or organization)                    Classification Code Number)             Identification Number)

                             30 South Wacker Drive
                            Chicago, Illinois 60606
                                 (312) 930-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Craig S. Donohue, Esq.
                   Senior Vice President and General Counsel
                             30 South Wacker Drive
                            Chicago, Illinois 60606
                                 (312) 930-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   copies to:
                            Richard W. Astle, Esq.
                                Sidley & Austin
                  Bank One Plaza -- 10 South Dearborn Street
                            Chicago, Illinois 60603
                                (312) 853-7270
                                  ___________

     Approximate date of commencement of proposed sale to the public: As promptly as practicable after this Registration Statement becomes effective and the satisfaction or waiver of certain other conditions under the Agreement and Plan of Merger described herein.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that the Registrant may, and in some circumstances must, indemnify the directors and officers of the Registrant against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute. The Registrant's Certificate of Incorporation and By-Laws provide that the Registrant will indemnify its directors and officers, and may indemnify any person serving as director or officer of another business entity at the Registrant's request, to the extent permitted by the statute. In addition, the Registrant's Certificate of Incorporation provides, as permitted by the the Delaware General Corporation Law, that directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of their duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, and (iv) for transactions from which a director derived an improper personal benefit.

Item 21.  Exhibits and Financial Statement Schedules

(a)       Exhibits

          The following is a list of Exhibits included as part of this Registration Statement. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

          Exhibit
          Number    Description of Exhibit
          ------    ----------------------
          2.1*      Form of Agreement and Plan of Merger dated as of _______, 2000 between Chicago Mercantile Exchange and CME
                    Transitory Co. (included as Exhibit B to the Proxy Statement/Prospectus).
          2.2**     Form of Agreement and Plan of Merger dated as of _______, 2000 between CME Transitory Co. and the Registrant
          3.1*      Certificate of incorporation of the Registrant
          3.2*      Amended and Restated Certificate of Incorporation (included as Annex A to the Proxy Statement/Prospectus)
          3.3**     By-laws of the Registrant
          5.1**     Opinion of Sidley & Austin regarding legality of securities being registered
          8.1**     Opinion of Sidley & Austin regarding tax matters
          10.1**    Chicago Mercantile Exchange Omnibus Stock Plan, effective February 7, 2000.
          10.2      Chicago Mercantile Exchange Senior Management Supplemental Deferred Savings Plan, including First Amendment thereto dated December 14, 1994, Second Amendment thereto dated December 8, 1998 and Administrative Guidelines thereto.
          10.3      Chicago Mercantile Exchange Directors' Deferred Compensation Plan, including First Amendment thereto dated
                    December 8, 1998.
          10.4      Chicago Mercantile Exchange Supplemental Executive Retirement Plan, including First Amendment thereto dated
                    December 31, 1996, Second Amendment thereto dated January 14, 1998 and Third Amendment thereto dated December
                    __, 1998.
          10.5      Chicago Mercantile Exchange Supplemental Executive Retirement Trust, including First Amendment thereto dated
                    September 7, 1993.
          10.6      Agreement dated March 21, 1997 between Chicago Mercantile Exchange and T. Eric Kilcollin.
          10.7      Separation Agreement and General Release, executed December 31, 1998 between T. Eric Kilcollin and Chicago
                    Mercantile Exchange.
          10.8**    Agreement dated February 7, 2000 between Chicago Mercantile Exchange and James J. McNulty.
          10.9      Employment Agreement dated October 27, 1998 between Chicago Mercantile Exchange and Frederick Arditti, and
                    First Amendment thereto dated October 27, 1998 and Second Amendment thereto dated October 27, 1998.
          10.10     Employment Agreement dated December 10, 1999 between Chicago Mercantile Exchange and Gerald D. Beyer.
          10.11     Employment Agreement, executed September 8, 1999 between Chicago Mercantile Exchange and Phupinder Gill.
          10.12     Employment Agreement dated July 17, 1998 between Chicago Mercantile Exchange and William Jenks
          10.13**   License Agreement, effective as of September 24, 1997 between Standard & Poor's, a Division of The McGraw-Hill
                    Companies, Inc., and Chicago Mercantile Exchange.
          10.14     Lease dated as of November 11, 1983 between Chicago Mercantile Exchange Trust (successor to CME Real Estate
                    Co. of Chicago, Illinois) and Chicago Mercantile Exchange, including amendment thereto dated as of December 6,
                    1989.
          10.15     Lease dated March 31, 1988 between EOP -- 10 & 30 South Wacker, L.L.C., as beneficiary of a land trust dated
                    October 1, 1997 and known as American National Bank and Trust Company of Chicago Trust No. 123434 (as successor in interest to American National Bank and Trust Company of Chicago, not individually but solely as trustee under Trust Agreement dated June 2, 1981 and known as Trust No. 51234) and Chicago Mercantile Exchange relating to 10 South Wacker Drive, including First Amendment thereto dated as of November 1, 1999.
          10.16     Lease dated May 11, 1981 between EOP -- 10 & 30 South Wacker, L.L.C., as beneficiary of a land trust dated
                    October 1, 1997 and known as American National Bank and Trust Company of Chicago Trust No. 123434-06 (as
                    successor in interest to American National Bank and Trust Company of Chicago, not individually but solely as trustee under Trust Agreement dated March 20, 1980 and known as Trust No. 48268) and Chicago Mercantile
                    Exchange relating to 30 South Wacker Drive, including First Amendment thereto dated as of February 1, 1982,
                    Second Amendment thereto dated as of April 26, 1982, Third Amendment thereto dated as of June 29, 1982, Fourth
                    Amendment thereto dated as of July 28, 1982, Fifth Amendment thereto dated as of October 7, 1982, Sixth
                    Amendment thereto dated as of July 5, 1983, Seventh Amendment thereto dated as of September 19, 1983, Eighth
                    Amendment thereto dated as of October 17, 1983, Ninth Amendment thereto dated as of December 3, 1984, Tenth
                    Amendment thereto dated as of March 16, 1987, Eleventh Amendment thereto dated as of January 1, 1999, Twelfth
                    Amendment thereto dated as of June 30, 1999.
          23.1**    Consent of Sidley & Austin (included in Exhibit 5.1)
          23.2*     Consent of Arthur Andersen LLP
          24.1*     Form of Power of Attorney executed by Directors of Registrant
          27.1*     Financial Data Schedule
          99.1*     Form of proxy

______________________
*  Previously filed.
** To be filed by amendment.

(b)       Financial Statement Schedules

          None.

Item 22.  Undertakings.

     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (5)  That every prospectus: (i) that is filed pursuant to paragraph
     (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 24, 2000.

                                    CHICAGO MERCANTILE EXCHANGE INC.

                                    By: /s/ M. Scott Gordon
                                       -------------------------------------
                                        M. Scott Gordon
                                        Chairman of the Board

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 24th day of February, 2000.

     Name                     Title
     ----                     -----


M. Scott Gordon               Chairman of the Board and Director
---------------------------
M. Scott Gordon               (Chief Executive Officer)


David G. Gomach               Senior Vice President and Chief Financial Officer
---------------------------
David G. Gomach               (Principal Financial Officer)


Raymond C. Repede             Vice President and Controller
---------------------------
Raymond C. Repede             (Principal Accounting Officer)

        *                     Director
---------------------------
H. Jack Bouroudjian

        *                     Director
---------------------------
Timothy R. Brennan

        *                     Director
---------------------------
Leslie Henner Burns

        *                     Director
---------------------------
Jeffrey R. Carter

                              Director
---------------------------
E. Gerald Corrigan

        *                     Director
---------------------------
Terrence A. Duffy

        *                     Director
---------------------------
Rahm Emanuel

        *                     Director
---------------------------
Martin J. Gepsman

        *                     Director
---------------------------
Yra G. Harris

        *                     Director
---------------------------
Robert L. Haworth

        *                     Director
---------------------------
Bruce F. Johnson

                              Director
---------------------------
Gary M. Katler

        *                     Director
---------------------------
Paul Kimball

        *                     Director
---------------------------
Thomas A. Kloet

        *                     Director
---------------------------
John W. Lacey

        *                     Director
---------------------------
Leo Melamed

        *                     Director
---------------------------
Merton H. Miller

        *                     Director
---------------------------
William P. Miller II

        *                     Director
---------------------------
Laurence E. Mollner

        *                     Director
---------------------------
Patrick J. Mulchrone

        *                     Director
---------------------------
John D. Newhouse

        *                     Director
---------------------------
James E. Oliff

        *                     Director
---------------------------
Mark G. Papadopoulos

        *                     Director
---------------------------
Ward Parkinson

        *                     Director
---------------------------
Robert J. Prosi

                              Director
---------------------------
David M. Pryde

        *                     Director
---------------------------
Irwin Rosen

        *                     Director
---------------------------
William G. Salatich, Jr.

        *                     Director
---------------------------
John F. Sandner

        *                     Director
---------------------------
Verne O. Sedlacek

        *                     Director
---------------------------
Leon C. Shender

        *                     Director
---------------------------
William R. Shepard

        *                     Director
---------------------------
Howard J. Siegel

        *                     Director
---------------------------
David I. Silverman

        *                     Director
---------------------------
Jeffrey L. Silverman

        *                     Director
---------------------------
Paul Simon

* By: /s/ Craig S. Donohue
     ----------------------
     Craig S. Donohue
     Attorney-in-Fact